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                                                                     Exhibit 3.8

                               OPERATING AGREEMENT

                                       OF

                      BLACK HAWK/JACOBS ENTERTAINMENT, LLC

                      A COLORADO LIMITED LIABILITY COMPANY

                        EFFECTIVE AS OF NOVEMBER 12, 1996

     THIS OPERATING AGREEMENT made as of the 12th day of November, 1996 for Black Hawk/Jacobs Entertainment, LLC (the "Company") by and among Black Hawk Gaming & Development Company, Inc., a Colorado corporation ("Black Hawk"), and BH Entertainment Ltd., an Ohio limited liability company ("Entertainment"), and Diversified Opportunities Group Ltd., an Ohio limited liability company ("Diversified").

                                    RECITALS
                                    --------

     WHEREAS, concurrently herewith, Black Hawk and Diversified are entering into an Amended and Restated Purchase Agreement (the "Purchase Agreement");

     WHEREAS, it is a condition to the closing of the transactions contemplated by the Purchase Agreement that the parties hereto form the Company on the terms and subject to the conditions hereinafter set forth;

     WHEREAS, the parties desire to form the Company as a limited liability company under the laws of the State of Colorado to develop and manage a casino project (the "Project") in the City of Black Hawk, County of Gilpin, State of Colorado; and

     WHEREAS, the parties desire to enter into this Operating Agreement to reflect certain agreements among them and to replace and supersede that certain Joint Venture Agreement dated December 15, 1994, by and between Black Hawk and Jacobs Investments, Inc.; Entertainment and Diversified being the assignees of Jacobs Investments, Inc.

     NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     The following terms used in this operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

     "Act" shall mean the Colorado Limited Liability Company Act.
      ---

     "Affiliate" means, with respect to any Person, (i) any Person directly or
      ---------
indirectly controlling, controlled by, or under common control with such Person,
(ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause

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the direction of the management and policies of a Person or Entity, whether through the ownership of voting securities, by contract or otherwise.

     "Annual Operating Plan" shall have the meaning ascribed in Section 5.11 of
      ---------------------
this Operating Agreement.

     "Appraisal" shall mean the following process for determining the fair
      ---------
market value of an interest in the Company: The fair market value of an interest in the Company shall be the value agreed upon by the Members, or if an agreement cannot be reached within thirty (30) days after such value is requested by any Member (the "Determination Date"), then within twenty (20) business days thereafter each Member shall select a reputable qualified appraiser, each such appraiser having no less than ten (10) years experience in the gaming industry and each being familiar with the prices then being paid for comparable businesses. If either Member shall fail to designate its appraiser within said twenty (20) business day period and thereafter shall fail to do so within three
(3) days after written notice by the other party requesting such designation, then such appraiser shall be appointed by the office of the American Arbitration Association. The two appraisers shall separately complete their appraisals within thirty (30) days after the date that the later of them is designated. The two appraisers shall then meet together with the Members or their representatives, and at such meeting each appraiser shall present to the other a sealed letter setting forth the appraiser's judgment as to the fair market value of the interest in the Company and attempt to persuade all Members to reach agreement as to the value. If all of the Members (or their representatives) do not reach agreement, and if the higher amount set forth in either such letter shall not exceed one hundred ten percent (110%) of the lower amount, then the value shall be the average of the amounts set forth in the two letters. If, however, the higher amount set forth in either of the two letters shall exceed one hundred ten percent (110%) of the lower amount, then within ten (10) business days after the initial delivery of the sealed letters the two appraisers shall designate a third appraiser having the same minimum qualifications as the first two. If the first two appraisers shall fail to agree upon the designation of a third appraiser, then the third appraiser shall be appointed by the American Arbitration Association. The third appraiser shall conduct such investigations and hearing as he shall deem appropriate and within thirty (30) days after his date of designation shall choose a value in the range of the values determined by the appraisers selected by the Members as the fair market value as of the Determination Date. The decision of the third appraiser shall be in writing and shall be binding upon each Member. The costs of the Appraisal shall be shared by all Members in accordance with their Membership Interests.

     "Articles of Organization" shall mean the Articles of Organization of the
      ------------------------
Company as filed with the Office of the Secretary of State of the State of Colorado in the form attached as Exhibit A hereto, as the same may be amended from time to time.

     "Bankruptcy" means, with respect to any Person, (i) the making of an
      ----------
assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) the adjudication of such Person as bankrupt or insolvent;
(iv) the filing by such Person of a

                                       -2-

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petition or answer seeking for himself or itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under a statute, law or regulation; (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegation of a petition filed against him or it in any proceeding of this nature; (vi) seeking, consenting to, or acquiescence by such Person in the appointment of a trustee, receiver, or liquidator of him or it or of all or any substantial part of his or its property; (vii) the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if such proceeding has not been dismissed within 120 days after such commencement; or (viii) the appointment without the consent of such Person or acquiescence of a trustee, receiver, or liquidator of such Person or of all or any substantial part of his or its properties, if the appointment is not vacated or stayed within 90 days, or if within 90 days after the expiration of any such stay, the appointment is not vacated.

     "Book Basis" means the adjusted basis of an item of property as reflected
      ----------
in the books of the Company, determined and maintained in accordance with this Operating Agreement and with the capital accounting rules contained in Treasury Regulation Section 1.704-1(b)(2)(iv).

     "Budget" means the Budget proposed and adopted with respect to a Fiscal
      ------
Year of the Company pursuant to Section 5.11 of this Operating Agreement.

     "Capital Account" means the account maintained by the Company for each
      ---------------
Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b) and Section 7.4 of this Operating Agreement.

     "Capital Interest" shall mean the proportion that a Member's Capital
      ----------------
Account bears to the aggregate Capital Accounts of all Members whose Capital Accounts have positive balances as adjusted from time to time.

     "Capital Proceeds" means the net cash proceeds realized by the Company
      ----------------
resulting from (1) a Capital Transaction, (2) any refinancing of indebtedness of the Company, or (3) the elimination of the necessity for any funded reserve in connection with any mortgage or other indebtedness of the Company.

     "Capital Transaction" means the sale, exchange, liquidation or other
      -------------------
disposition of, or any condemnation award or casualty loss recovery with respect to, all or substantially all of the property of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Company" shall refer to Black Hawk/Jacobs Entertainment, LLC.
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                                       -3-

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     "Consent" means the written consent of a Person to do the act or thing for
      -------
which the Consent may be required.

     "Deficit Capital Account" shall mean with respect to any Member, the
      -----------------------
deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

          (i) credit to such Capital Account any amount which such Member is obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any additions thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any partner nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

          (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

This definition of Deficit Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

     "Depreciation" means, for each Fiscal Year, an amount equal to the
      ------------
depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an-asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

     "Entity" shall mean any general partnership, limited partnership, limited
      ------
liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

     "Fiscal Year" shall mean the Company's fiscal year, which shall be the
      -----------
calendar year.

     "Gifting Member" shall mean any Member who gifts, bequeaths or otherwise
      --------------
transfers for no consideration (by operation of law or otherwise) all or any part of its Membership Interest in accordance with the provisions of Article IX of this Operating Agreement.

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     "Gross Asset Value" means, with respect to any asset, the asset's adjusted
      -----------------
basis for federal income tax purposes, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the mutual agreement of the Members, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 7.1 hereof shall be the agreed values of such assets as set forth in Section 7.1;

          (ii) The Gross Asset Values of all Company assets may be adjusted to equal their respective gross fair market values, as determined by the mutual agreement of the Members as of the following times: (a) the acquisition of an additional interest by any new or existing Member in exchange for more than a de minimis contribution of property (including money); (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Membership Interest; and
     (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

          (iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the mutual agreement of the Members; and

          (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and
     Section 7.4 and subparagraph (iv) under the definition of Net Profits and Net Losses; provided, however, that Gross Asset Values shall not be adjusted pursuant to subparagraph (iv) to the extent the Manager determines that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv) of this definition, then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

     "Liquidator" means the Manager or, if there is no Manager at the time in
      ----------
question, such other Person as may be appointed in accordance with applicable law who shall be responsible to take all actions related to the winding up and distribution of assets of the Company.

     "Manager" shall mean Entertainment or any other Person that accompanies or
      -------
succeeds it in that capacity in accordance with this Operating Agreement.

     "Member" shall initially mean each of Black Hawk, Entertainment and
      ------
Diversified, in their capacities as Members, and thereafter shall mean each of the foregoing so long as it remains a Member of the Company in accordance with the terms of this Operating Agreement, and each person who may hereafter become a Member in accordance with the terms of this Operating Agreement.

     "Member Capital" means an amount equal to the sum of all the Members'
      --------------
Capital Account balances determined immediately prior to an allocation to the Members pursuant to Section 8.1(b) of any Disposition Gain or Disposition Loss, increased by the aggregate amount of Disposition Gain to be allocated to the Members pursuant to Section 8.1(b)(i) or decreased by the aggregate amount of Disposition Loss to be allocated to the Members pursuant to Section 8.1(b)(ii).

     "Membership Interest" shall mean the entire interest of a Member in the
      -------------------
Company, including without limitation, the right to receive distributions (liquidation or otherwise) and allocations of profits and losses. Initial Membership Interests of the Members are as follows, although actual voting, governance and other rights deriving from membership, and the allocation of them, are subject to the specific provisions of this Operating Agreement:

Black Hawk      -   75%
Entertainment   -   24%
Diversified     -    1%

     "Net Cash Flow" means the Net Profits or Net Losses of the Company as shown
      -------------
on the books of the Company adjusted for any accrual items and further adjusted by the addition of all items set forth in subsection (i) below and by the deduction of all items set forth in subsection (ii) below:

          (i) (A) the amount of Depreciation taken in computing such taxable income; (B) all other receipts of the Company not included in taxable income (exclusive of Capital Contributions), the proceeds of loans and similar capital receipts provided for elsewhere; (C) the net proceeds of sale, exchange, condemnation, destruction or other event resulting from the disposition of any part (but not all or substantially all) of the property owned by the Company, to the extent not included in such taxable income; (D) amounts released from Reserves; and (E) any other funds deemed available for distribution and designated as Net Cash Flow by the Manager.

          (ii) (A) all principal payments for the current Fiscal Year on all loans and on similar obligations of the Company, if any; (B) expenditures of the acquisition of property of the Company and similar capital outlay items not deducted for federal income tax purposes; and (C) amounts added to Reserves.

Net Cash Flow shall be determined separately for each Fiscal Year and shall not be cumulative.

     "Net Profits" and "Net Losses" shall mean for each taxable year of the
      -----------       ----------
Company an amount equal to the Company's net taxable income or loss for such year as determined for federal income tax purposes (including separately stated items) in accordance with Section 703 of the Code with the following adjustments:

          (i) Any items of income, gain, loss and deduction allocated to Members pursuant to Section 8.2 shall not be taken into account in computing Net Profits or Net Losses for purposes of this Operating Agreement;

          (ii) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Losses (pursuant to this definition) shall be added to such taxable income or loss;

          (iii) Any expenditure of the Company described in Section 705(a)(2)(B) of the Code and not otherwise taken into account in computing Net Profits and Net Losses (pursuant to this definition) shall be subtracted from such taxable income or loss;

          (iv) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses;

          (v) Gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of; notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; and

          (vi) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year.

     "Notice" means a writing containing the information required by this
      ------
Agreement to be communicated to a Person and sent by registered or certified United States mail, postage prepaid and registered or certified with returns receipt requested, or sent by some form of overnight express delivery to such Person at the last known address of such Person or sent by facsimile (receipt confirmed). All Notices shall be effective upon being deposited in the United States mail or with such overnight express delivery service. However, the time period in which a response to any such Notice must be given shall commence to run from the date of delivery or attempted delivery as noted on the return receipt of the Notice by the addressee thereof or the records of the Entity effecting the overnight express delivery. Notwithstanding the foregoing, any written communication containing such information sent to such Person actually received by such Person shall constitute Notice for all purposes of this Agreement.

     "Operating Agreement" shall mean this Operating Agreement as originally
      -------------------
executed and as amended from time to time.

     "Person" shall mean any individual or Entity, and the heirs, executors,
      ------
administrators, legal representatives, successors and assigns of such "Person" where the context so permits.

     "Policy Board" shall mean the board established by the Members as
      ------------
contemplated by Section 5.3, which Policy Board shall have full responsibility and authority for the operation and management of the Company's business affairs. Initially, the Policy Board shall have five members (three appointed by Entertainment and two appointed by Black Hawk).

     "Project" shall have the meaning ascribed to it in the recital paragraphs.
      -------

     "Reserves" shall mean, with respect to any fiscal period, funds set aside
      --------
or amounts allocated to such period to reserves which shall be maintained in amounts deemed sufficient by the Members for working capital or other reasonable business needs.

     "Required Interest" shall mean Members owning 100% of the Membership
      -----------------
Interests of the Company.

     "Selling Member" shall mean any Member which sells, assigns, or otherwise
      --------------
transfers for consideration all or any portion of its Membership Interest in accordance with the provisions of Article IX of this Operating Agreement.

     "Service" means the Internal Revenue Service.
      -------

     "State" means the State of Colorado.
      -----

     "Tax Matters Partner" means Entertainment.
      -------------------

     "Transferring Member" shall, depending on the context, refer to a Selling
      -------------------
Member, a Gifting Member or both.

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     "Treasury Regulations", shall include temporary and final regulations
      --------------------
promulgated under the Code in effect as of the date of filing the Articles of organization and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

     "Withdrawal Event" shall have the meaning ascribed in Section 12.1(a)(iii)
      ----------------
of this Operating Agreement.

                                   ARTICLE II

                              FORMATION OF COMPANY
                              --------------------

     SECTION 2.1 Members. The names and business addresses of the initial
                 -------
Members are as follows:

                       Black Hawk Gaming & Development
                         Company, Inc.
                       2060 Broadway, Suite 400
                       Boulder, Colorado  80302

                       BH Entertainment Ltd.
                       c/o Jacobs Entertainment Ltd.
                       425 Lakeside Avenue
                       Cleveland, Ohio 44114

                       Diversified Opportunities Group Ltd.
                       c/o Jacobs Entertainment Ltd.
                       425 Lakeside Avenue
                       Cleveland, Ohio 44114

     2.2 Formation and Name. The Company was formed as a Colorado limited
         ------------------
liability company as of November 12, 1996, upon the filing of Articles of Organization with the Colorado Secretary of State. This Operating Agreement constitutes the sole agreement, and supersedes any prior oral or written agreements, of the Members relating to the Company.

     2.3 Name. The name of the Company is Black Hawk/Jacobs Entertainment, LLC.
         ----

     2.4 Principal Place of Business. The principal place of business of the
         ---------------------------
Company shall be 2060 Broadway, Suite 400, Boulder, Colorado 80302. The Company may locate its places of business and registered office at any other place or places as the Manager may from time to time determine.

     2.5 Registered Office and Registered Agent. The Company's initial
         --------------------------------------
registered office shall be at the office of its registered agent at 2060 Broadway, Suite 400, Boulder, Colorado 80302, and the name of its initial registered agent at such address shall be Black Hawk Gaming & Development Company, Inc. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State pursuant to the Act.

     2.6 Term. The term of the Company shall commence upon the filing of the
         ----
Articles of Organization with the Colorado Secretary of State and shall expire on December 31, 2036, or such later date as may be fixed by amendment of this Operating Agreement, unless the Company is earlier dissolved in accordance with either the provisions of this Operating Agreement or the Act.

                                   ARTICLE III

                               BUSINESS OF COMPANY
                               -------------------

     3.1 Permitted Businesses. The business of the Company shall be the
         --------------------
development, ownership and management of the Project and in connection therewith:

          (a) to accomplish any lawful business whatsoever, or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets;

          (b) to exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Act; and

          (c) to engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

                                   ARTICLE IV

                       GENERAL ECONOMIC TERMS AND SECURITY
                       -----------------------------------

     4.1 Purchase Agreement Terms. Subject to the terms of the Purchase
         ------------------------
Agreement, Diversified is acquiring 190,476 Shares (as defined in the Purchase Agreement) and is loaning to Black Hawk an amount that ultimately will equal $6,000,000. The loan is evidenced by a Convertible Note of even date herewith (the "Note"). The Note provides, among other things, that prior to payment in full of the principal balance of the Note, all or any portion of the unpaid principal balance shall be convertible into Shares of Black Hawk at any time upon the election of Diversified and, if not yet fully converted, shall, unless the provisions of Article XI of this Operating Agreement apply, be automatically converted into Shares at such time as (i) Diversified has acquired or received all necessary and appropriate regulatory, licensing and other approvals from the Colorado Division of Gaming (the "Division"), the Colorado Limited Gaming Control Commission (the "Commission") and the State and local liquor licensing authorities and (ii) the Commission approves the issuance to the Company of a retail gaming license (such date of conversion being hereafter referred to as the "Conversion Date"). The proceeds of the loan received by Black Hawk pursuant to the Note shall be contributed to the capital of the Company by Black Hawk

     4.2 NASD Approval. Notwithstanding anything to the contrary contained in
         -------------
Section 4.1, in the event Black Hawk does not obtain NASD Approval (as defined in the Purchase Agreement), Diversified shall have no further obligation to make any investment in or loan to Black Hawk beyond the acquisition of the 190,476 Shares and the initial $1,500,000 loan for the First Note (as defined in the Purchase Agreement). At such time, the First Note shall be deemed to have been cancelled, the 190,476 Shares acquired by Diversified shall be deemed to have been redeemed by Black Hawk, and Diversified shall be deemed to have made a $2,500,000 capital contribution to the Company and the parties' Membership Interests and other interests in the Company shall be adjusted so that Black Hawk shall have a 50% Membership Interest and Diversified and Entertainment shall have an aggregate 50% Membership Interest and, thereafter, the parties shall make such capital contributions as are necessary to equalize their Capital Accounts in accordance with the foregoing.

     4.3 Security. As security for Black Hawk's obligations to Diversified under
         --------
the Note, pursuant to the terms of an Assignment, Pledge and Security Agreement (the "Security Agreement") of even date herewith, Black Hawk is granting Diversified a first priority lien in 100% of Black Hawk's Membership Interest and the products and proceeds thereof, including but not limited to its Capital Interest, interest in Net Profits and Net Losses and Net Cash Flow of the Company, and all other rights and privileges associated with Black Hawk's membership in the Company; provided, however, that Diversified's remedies upon an event of default under the Note shall be limited (i) to obtaining accrued but unpaid interest thereon and (ii) in the same manner as if it exercised its Purchase Right described in Sections 11.2(a) and (b), below, (provided that all of the events described in Section 11.2(b) occur).

                                    ARTICLE V

                                   MANAGEMENT
                                   ----------

     5.1 Manager.
         --------

          (a) Subject to the other provisions of this Operating Agreement, the business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage and control the business of the Company to the best of its ability. Except for decisions, actions or situations in which the approval of the Policy Board or the

Members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

          (b) No Person may serve as Manager unless it is a Member and holds at least a twenty percent (20%) Membership Interest in the Company.

          (c) The Members hereby designate Entertainment as the initial Manager; provided, however, that from and after the Conversion Date, Black Hawk also shall be designated as a Manager and, thereafter, Entertainment and Black Hawk shall have equal rights as Manager. Notwithstanding the foregoing, following the Conversion Date, Entertainment shall continue to serve as the Tax Matters Partner.

     5.2 Powers and Duties of Manager.
         ----------------------------

          (a) Without limiting the generality of Section 5.1, but subject to the limitations set forth in Section 5.4, the Manager shall have the power and authority, on behalf of the Company to:

               (i) Cause the Company to pay all required taxes, rents, assessments and other obligations of the Company;

               (ii) On behalf of the Company, execute and supervise contracts to be entered into by the Company and execute all other instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company's property, assignments, bills of sale, leases and any other instruments or documents necessary, in the opinion of the Manager, to the business of the Company;

               (iii) Borrow money for the Company from banks, other lending institutions, Members, or Affiliates of Members in accordance with this Agreement or on such terms as may be approved by the Members, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except to the extent expressly provided in this Operating Agreement or as approved by the Policy Board;

               (iv) Purchase liability and other insurance to protect the Company's property and business;

               (v) Invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments; and

               (vi) Take any action and do and perform all other acts which (A) are necessary or appropriate to the conduct of the Company's business, including all actions necessary to fulfill the Company's obligations to maintain the development of the Project, but (B) do not require approval of the Policy Board under this Operating Agreement, unless such action or acts are specifically authorized by the Budget or the Annual Operating Plan.

          (b) The Manager shall be responsible for and hereby covenants that:

               (i) as Tax Matters Partner, it will provide: (A) notice of each Member's name, address and profits interest to be furnished to the Service in accordance with Section 6223(c) of the Code, provided the Tax Matters Partner has knowledge of such Member's name, address and profits interest,
     (B) notice of all administrative and judicial proceedings for the adjustment at the partnership (Company) level of partnership (Company) items shall be sent to each known Member, and (C) if the Service notifies the Company of any administrative proceeding, notice will be sent to the Service in accordance with Section 6230(e) of the Code;

               (ii) it will exercise good faith in all activities relating to the conduct of the business of the Company and will take no action with respect to the business and property of the Company which is not reasonably related to the achievement of the purpose of the Company;

               (iii) extended risk insurance in favor of the Company acceptable to the Policy Board and workmen's compensation and public liability insurance in favor of the Company in amounts satisfactory to the Policy Board will be kept in force during the term of the Company as to property of the Company;

               (iv) all funds of the Company will be deposited in a separate bank account or accounts as shall be determined by the Manager;

               (v) at the Company's cost and expense, it will provide or cause to be provided each Member (A) within thirty (30) days after the end of each fiscal quarter, a report of operations for such quarter, including a balance sheet, a statement of income and expenses and a cash flow statement for the quarter then ended, (B) within ninety (90) days after the end of each Fiscal Year of the Company, reviewed and compiled and, if necessary, audited financial statements prepared by Deloitte & Touche (or such other independent accountants as may be selected by the Members) in accordance with generally accepted accounting principles and such financial information with respect to such Fiscal Year of the Company as shall be reportable for federal and state income tax purposes, (C) tax returns for the Company as set forth in Section 8.10; and (D) regular and periodic (but not less than quarterly) reports and updates regarding the Project;

               (vi) comply with all contracts, agreements and obligations and all governmental rules, regulations, laws, ordinances and requirements, applicable to the Project and management of the Company; and

               (vii) in hiring professionals on behalf of the Company, it will consider, on a reasonable basis, any business issues or concerns raised by any Member with respect to any one or more candidates for such engagement.

     5.3 Policy Board.
         ------------

          (a) Subject to the authority granted to the Manager, the Policy Board shall have full authority for operating and managing the Company and the Project. Actions and decisions of the Policy Board shall require the vote or Consent of a majority of the members of the Policy Board. The Policy Board shall make all decisions on behalf of the Company not specifically reserved herein to the Manger.

          (b) There shall be five Members of the Policy Board. The Policy Board members and the Member of the Company appointing such individuals are as follows:

    Entertainment                 Black Hawk
    -------------                 ----------
1) Jeffrey P. Jacobs              1) Robert D. Greenlee
2) David C. Grunenwald            2) Stephen R. Roark
3) Robert H. Hughes

     All members of the Policy Board shall serve in such capacity without compensation from the Company. Each Member of the Company may at any time and from time to time upon Notice to the other Members replace any of its designees to the Policy Board should such designee die, become disabled, resign or for any reason cease to serve on the Policy Board.

          (c) From and after the date on which Diversifed controls Black Hawk's Board of Directors, one of the Members of the Policy Board designated by Entertainment shall resign and Black Hawk shall have the right to nominate the fifth member of the Policy Board. If, however, Jeffrey P. Jacobs ("Jacobs") ceases to be Chief Executive Officer or Chairman of the Board of Black Hawk, the Policy Board shall consist of six members, with three members being designated by each of Entertainment and Black Hawk and thereafter decisions of the Policy Board shall require the vote or consent of four of the members of the Policy Board.

     5.4 Restrictions on Authority of the Manager.
         ----------------------------------------

          The Manager shall not have the authority to, and covenants and agrees that it shall not, do any of the following acts without the majority Consent of the members of the Policy Board:

          (a) Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 3.1 hereof;

          (b) Do any act in contravention of this Operating Agreement;

          (c) Do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Operating Agreement;

          (d) Confess a judgment against the Company or execute an assignment for the benefit of creditors;

          (e) Utilize Company property, or assign rights in specific property of the Company, for other than a Company purpose;

          (f) Perform any act that would cause the Company to conduct business in a state which has neither enacted legislation which permits limited liability' companies to organize in such state nor permits the Company to register to do business in such state as a foreign limited liability company;

          (g) Cause the Company to voluntarily take any action that would cause Bankruptcy of the Company;

          (h) Cause the Company to acquire any equity or debt securities of any Member or any of its Affiliates, or otherwise make loans to any Member or any of its Affiliates;

          (i) Direct the business and affairs of the Company and exercise the rights and powers granted by Section 5.2 in a manner that would cause or effect a significant change in the nature of the Company's business;

          (j) Cause the Company to admit any additional Members;

          (k) Sell, lease, encumber or otherwise dispose of all or any part of the Project or Company assets, except for a liquidating sale in connection with the dissolution of the Company or the casual sale or other disposition of Company assets with a fair market value of less than $10,000 in a single transaction or $100,000 in the aggregate;

          (1) Except as otherwise contemplated by this Agreement, cause the Company to enter into any contract or obligation in excess of $50,000;

          (m) Borrow money on behalf of the Company;

          (n) Except as otherwise contemplated by this Agreement, cause the Company to enter into any contract or agreement with any Affiliate of any Member, unless the compensation provided thereunder is in accordance with
Section 6.7 and the services to be provided are approved by the Manager and are reasonably necessary for the Company's business;

          (o) Cause dissolution of the Company;

          (p) Establish, add to and release funds from Reserves;

          (q) Cause the Company to enter into any joint venture, partnership or other Entity; or

          (r) Agree or consent to any material amendment of, or the execution of, any Agreement, contract or other document relating to the Project.

     5.5 Duties of Manager and Policy Board. Each of the Manager and Policy
         ----------------------------------
Board shall perform their respective duties in good faith, in a manner each reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     5.6 Managers and Members of the Policy Board Have No Exclusive Duty to
         ------------------------------------------------------------------
Company. Neither the Manager nor the members of the Policy Board shall be
-------
required to manage the Company as its sole and exclusive function and each (and/or any Member) (i) may have other business interests and may engage in other activities in addition to those relating to the Company, including, without limitation, subject to this Agreement, and the Master Joint Venture Agreement (as defined in the Purchase Agreement), participation in ventures which compete, or may compete, with the business of the Company and (ii) shall incur no liability to the Company or to any of the Members as a result of engaging in any such other business or venture.

     5.7 Bank Accounts. The Manager may from time to time open bank accounts in
         -------------
the name of the Company, and the Policy Board shall designate the sole signatories on such accounts.

     5.8 Resignation. The Manager of the Company may resign at any time by
         -----------
giving Notice to the Members. Any such resignation of a Manager shall take effect upon receipt of Notice thereof or at such later time as shall be specified in such Notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The failure of a Manager to satisfy or to continue to satisfy the requirements of Section 5.1(b) shall be deemed to constitute the resignation of such Manager, effective immediately and without Notice or any further action upon such failure. Upon resignation of a Manager, until a new Manager is appointed pursuant to Section 5.8, the management of the Company shall revert to and be vested in the Policy Board. The resignation of a Manager shall not affect the former Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     5.9 Vacancies. Any vacancy occurring for any reason in the position of
         ---------
Manager of the Company shall be filled by Entertainment until the Conversion Date and, thereafter, by the Members holding the Required Interest.

     5.10 Right to Rely on the Manager. Any Person dealing with the Company may
          ----------------------------
rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

          (a) The identity of the Manager or any Member;

          (b) The existence of nonexistence of any fact or facts which contribute a condition precedent to acts by the Manager or which are in any other manner germane to the affairs of the Company;

          (c) The Persons who are authorized to execute and deliver any instrument or document of the Company; or

          (d) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member with respect to the business of the Company.

     5.11 Annual Operating Plan and Budget.
          --------------------------------

          (a) The Manager shall prepare for the approval of the Policy Board, which approval shall not be unreasonably withheld, each Fiscal Year (no later than thirty (30) days prior to the end of the then current Fiscal Year) a business plan ("Annual Operating Plan") for the next Fiscal Year. Each Annual Operating Plan shall consist of a strategic plan setting forth the Company's goals and objectives regarding the Project during the next Fiscal Year. Any such Annual Operating Plan shall also include such other information or other matters necessary in order to inform the Policy Board of the Company's business and prospects and to enable the Policy Board to make an informed decision with respect to their approval of such Annual Operating Plan.

          (b) The Manager shall prepare for the approval of the Policy Board, which approval shall not be unreasonably withheld, each Fiscal Year (no later than thirty (30) days prior to the end of the then current Fiscal Year) a budget ("Budget") for the next Fiscal Year. If the proposed Budget for any given year is not approved by the Policy Board by the first day of such year, then, until such time as the Members approve a Budget for that year, the Manager shall be authorized to expend only such funds as are required to preserve and protect the value of the Project and satisfy the Company's obligations under existing contracts with Persons.

                                   ARTICLE VI

                        RIGHTS AND OBLIGATIONS OF MEMBERS
                        ---------------------------------

     6.1 Limitation of Liability. Each Member's liability shall be limited as
         -----------------------
set forth in this Operating Agreement, the Act and other applicable law. A Member will not be personally liable for any debts, obligations, liabilities or losses of the Company beyond its respective Capital Contributions and any obligation of a Member under Section 7.1, 7.2 or 7.4 to make Capital Contributions, as specifically agreed in accordance with Section 7.5 or as otherwise required by law.

     6.2 List of Members. Upon written request of any Member, the Manager shall
         ---------------
provide a list showing the names, addresses and Membership Interests of all Members.

     6.3 Company Books. In accordance with the Act, at the expense of the
         -------------
Company, the Manager shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all books, records and accounts of all operations and expenditures of the Company and other relevant Company documents. Upon reasonable request, each Member (or its representative) shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense. In addition to complete accounting records, at a minimum, the Company shall keep at its principal place of business the following records:

          (a) A current list of the full name and last known business, residence, or mailing address of each Member, assignee, member of the Policy Board and Manager, both past and present;

          (b) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

          (c) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the four most recent years;

          (d) Copies of the Company's currently effective written Operating Agreement, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years;

          (e) Minutes of every annual, special meeting and court-ordered meeting of the Manager or the Members; and

          (f) Any written consents obtained from Members for actions taken by Members without a meeting and from members of the Manager for actions taken by the Manager without a meeting.

     6.4 Liability of a Member to the Company. A Member who receives a
         ------------------------------------
distribution in violation of this Agreement or the Act is liable to the Company to the extent now or hereafter provided by the Act.

     6.5 No Commitments on Behalf of the Company. Except as provided in this
         ---------------------------------------
Operating Agreement, each Member agrees that it will not take any action which will commit or bind, or purport to commit or bind, the Company or any other Member to any act, agreement, contract or undertaking of any kind or nature whatsoever, or incur debt in the name of or on behalf of the Company or create any lien upon any of the properties or the other assets of the Company or hold itself out as authorized to act on behalf of the Company or any Member, unless permitted by this Operating Agreement or expressly authorized in advance to do so by approval of the other Member. Each Member agrees that it will indemnify the Company and the other Member(s) against any and all claims, damages, losses and liabilities to which the Company or any other Member may be or become subject arising or resulting from the breach by such Member of this Section 6.5.

     6.6 Payment of Costs and Expenses. All reasonable costs and expenses of the
         -----------------------------
Company and (to the extent fairly allocable to the Company) of the Manager and/or the Policy Board will be borne by and charged to the Company, including, without limitation: (i) out-of pocket expenses incurred by the Company, the Manager or the Policy Board in connection with the organization of the Company;
(ii) fees and expenses of consultants, appraisers, custodians, counsel, independent public accountants, actuaries and other agents; (iii) finders, placement, brokerage and other similar fees; (iv) out-of-pocket costs of meetings with (including travel), and reports to, the Members or the Policy Board; (v) costs and expenses incurred for the preparation and distribution of financial reports, tax reports, and other information for the benefit of the Members or as specifically requested by a Member; (vi) any taxes, fees or other governmental charges levied against the Manager or its income or assets or in connection with its business or operations; and (vii) costs of any agency or administrative actions or hearings, any governmental action or third-party litigation or other matters that are the subject of indemnification pursuant to
Article X hereof; (viii) costs of winding-up and liquidating the Company, and
(ix) all other reasonable costs and expenses of the Company, the Manager or the Policy Board in connection with this Agreement.

     6.7 Member or Affiliates Dealing With Company.
         -----------------------------------------

          (a) A Member or any Affiliate of a Member shall have the right to contract or otherwise deal with the Company for the sale of goods or services only if (i) the terms and conditions of such contract are fully disclosed in writing to all Members not less than thirty (30) business days prior to the effective date of such contract, (ii) compensation paid or promised for such goods or services is reasonable and competitive (i.e., at fair market value) and is paid only for goods or services actually furnished to the Company, (iii) the goods or services to be furnished are reasonable for and necessary to the Company, and (iv) the terms for the furnishing of such goods and services are at least as favorable to the Company as would be obtainable in an arm's length transaction. Any contract covering such transactions shall be in writing. Any payment made to a Member or any Affiliate of a Member for such goods or services shall be fully disclosed to all Members, and no Affiliate shall, by the making of lump-sum payments to any other Person for disbursement by such other Person, circumvent the provisions of this Section 6.7.

          (b) Notwithstanding the provisions of Section 6.7(a), no Member or Affiliate of a Member shall:

               (i) participate in any arrangement which would circumvent the provisions of Section 6.7(a), including but not limited to receipt of a rebate or give-up; or

               (ii) receive any insurance brokerage fee or write any insurance policy covering the Company.

     6.8 Member Loans. Nothing in this Operating Agreement shall prevent any
         ------------
Member from making secured or unsecured loans to the Company by agreement with the Company and approval of all of the Members; provided, however, each Member shall be entitled to proportionately participate in making such loan(s) on the same terms as made by any Member.

                                   ARTICLE VII

                       CAPITAL CONTRIBUTIONS MEMBER LOANS,
                       ----------------------------------
                   FINANCIAL OBLIGATIONS AND CAPITAL ACCOUNTS
                  --------------------------------------------

     7.1 Members' Capital Contributions.
         ------------------------------

          (a) As its Capital Contribution to the Company, Entertainment and Diversified have or will assign, or cause to be assigned, and contribute those items set forth on Exhibit B. For Capital Account purposes, the Members acknowledge that the Agreed Value of such Capital Contribution is $5,000,000.

          (b) As its Capital Contribution to the Company, Black Hawk has or will assign, or cause to be assigned, and contribute those items set forth on Exhibit
B. For

Capital Account purposes, the Members acknowledge that the Agreed Value of such Capital Contribution is $15,000,000.

     7.2 Additional Capital. Except as may be required or desired by the Policy
         ------------------
Board, no Member shall be required to contribute capital to the Company beyond its initial Capital Contribution. Additional Capital Contributions shall be made by each of the Members in proportion to their Membership Interests.

     7.3 Provisions Not for Benefit of Creditors. None of the terms, covenants,
         ---------------------------------------
obligations or rights contained in this Article VII is or shall be deemed to be for the benefit of any person or Entity other than the Members and the Company, and no such third person shall under any circumstances have any right to compel any actions or payments by the Manager and/or the Members.

     7.4 Capital Accounts.
         ----------------

          (a) A separate Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by (1) the amount of money contributed by such Member to the Company; (2) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); (3) allocations to such Member of Net Profits;
(4) any items in the nature of income and gain which are specially allocated to the Member pursuant to paragraphs (a), (b), (c), (d), (e), (i) and/or (j) of
Section 8.2; and (5) allocations to such Member of income described in Section 705(a)(1)(B) of the Code. Each Member's Capital Account will be decreased by (1) the amount of money distributed to such Member by the Company; (2) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (3) allocations to such Member of expenditures described in Section 705(a)(2)(B) of the Code; (4) any items in the nature of deduction and loss that are specially allocated to the Member pursuant to paragraphs (a), (b), (c), (d), (e), (f), (i) and/or (j) of Section 8.2; and (5) allocations to the account of such Member of Net Losses.

          (b) In the event of a permitted sale or exchange of a Membership Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

          (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 7.4 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If, in the opinion of the Company's accountants, the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 7.4 should be modified in order to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 7.4, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

          (d) Upon liquidation of the Company (or any Member's Membership Interest or an assignee's Membership Interest, except as otherwise provided in this Operating Agreement), liquidating distributions will be made in accordance with the positive Capital Account balances of the Members and assignees, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid in accordance with Section 12.3(b). The Company may offset damages for breach of this Operating Agreement by a Member or assignee whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.

          (e) Except as otherwise required in the Act (and subject to Sections
6.1 and 6.4), no Member or assignee shall have any liability to restore all or any portion of a deficit balance in such Member's or assignee's Capital Account.

     7.5 Withdrawal or Reduction of Members' Contributions
         -------------------------------------------------

          (a) A Member shall not receive out of the Company's property any part of its Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

          (b) A Member, irrespective of the nature of its Capital Contribution, has only the right to demand and receive cash in return for its Capital Contribution.

                                  ARTICLE VIII

                ALLOCATIONS, DISTRIBUTIONS, ELECTIONS AND REPORTS
                -------------------------------------------------

     8.1  (a) Allocations of Profits and Losses from Operations. Subject to
              -------------------------------------------------
Section 8.1(b) and 8.2 the Net Profits and Net Losses of the Company for each Fiscal Year shall be allocated to the Members in proportion to their respective Membership Interests.

          (b) Allocations of Gain or Loss Upon Sale or Other Disposition of the
              -----------------------------------------------------------------
Property Upon Liquidation of the Company. The Net Profits or Net Losses from the
----------------------------------------
sale or other disposition of the property or any portion thereof (such Net Profits or Net Losses determined by reference to the Book Basis of such property to the Company, and without including any income from interest on any deferred portion of the sale price) ("Disposition Gain" and Disposition Loss," respectively) for each fiscal year of the Company shall be allocated to the Members as follows:

     (i)  Disposition Gain. Subject to the allocations set forth in Sections
          ----------------
          8.2, Disposition Gain shall be allocated to the Members as follows:

          (A) First, to any Members with deficit balances in their respective Capital Accounts, until such balances are restored to zero;

          (B) Second, among the Members in such proportions and in such amounts as would result in the Capital Account balance of each Member equaling, as nearly as possible, the amount of the distribution that such Member would receive if an amount equal to the Member Capital were distributed to the Members pursuant to Section 8.4; and

          (C) Any remaining Disposition Gain shall be allocated to the Members in accordance with their respective Percentage Interests.

     (ii) Disposition Loss. Subject to the allocations set forth in Sections
          ----------------
          8.2, Disposition Loss shall be allocated to the Members as follows:

          (A) First, to those Members with positive balances in their respective Capital Accounts in amounts equal to their respective Capital Account balances; provided, however, that if the amount of Disposition Loss to be allocated is less than the sum of the Capital Account balances of all Members having positive Capital Account balances, then the Disposition Loss shall be allocated to such Members in such proportions and in such amounts as would result in the Capital Account balance of each such Member equaling, as nearly as possible, the amount of the distribution that such Member would receive if an amount equal to the Member Capital were distributed to such Members pursuant to Section 8.4; and

          (B) Any remaining Disposition Loss shall be allocated to the Members in accordance with their respective Membership Interests.

     (iii) Interest Income on Sale. Income from interest on any deferred portion
           -----------------------
     of the Net Capital Proceeds with respect to a sale or other disposition of Property shall not be deemed to be gain on such sale, and such income shall be considered an item of gross income and allocated to the Member receiving the interest to which such income is attributable.

     8.2 Special Allocations to Capital Accounts and Certain Other Income Tax
         --------------------------------------------------------------------
Allocations. Notwithstanding Section 8.1 hereof:
-----------

          (a) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the

Treasury Regulations, which create or increase a Deficit Capital Account of such Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created as quickly as possible. It is the intent that this Section 8.2(a) be interpreted to comply with the alternate test for economic effect set forth in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          (b) In the event any Member would have a Deficit Capital Account at the end of any Company taxable year which is in excess of the sum of any amount that such Member is obligated to restore to the Company under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations and such Member's share of minimum gain as defined in Section 1.704-2(g)(1) of the Treasury Regulations (which is also treated as an obligation to restore in accordance with Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations), the Capital Account of such Member shall be specially credited with items of Membership income (including gross income) and gain in the amount of such excess as quickly as possible.

          (c) Notwithstanding any other provision of this Section 8.2, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulation Section 1.704-2(d) during a taxable year of the Company, then, the Capital Account of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This
Section 8.2(c) is intended to comply with the minimum gain chargeback requirement of Section 1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith. If (i) in any taxable year that the Company has a net decrease in the Company's minimum gain, (ii) the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, and (iii) it is not expected that the Company will have sufficient other income to correct that distortion, then the Manager may in its discretion (and shall, if requested to do so by a Member) seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Treasury Regulation Section 1.704-2(f)(4).

          (d) Items of Company loss, deduction and expenditures described in
Section 705(a)(2)(B) which are attributable to any nonrecourse debt of the Company and are characterized as partner (Member) nonrecourse deductions under
Section 1.704-2(i) of the Treasury Regulations shall be allocated to the Members' Capital Accounts in accordance with said Section 1.704-2(i) of the Treasury Regulations.

          (e) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Treasury Regulations) such deductions shall be allocated to the Members in the same manner as Net Profit or Net Loss is allocated for such period.

          (f) In accordance with Section 704(c)(1)(A) of the Code and Section 1.704-1(b)(2)(i)(iv) of the Treasury Regulations, if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes (and not for Capital
                --------------------------------------
Account purposes), be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution.

          (g) Pursuant to Section 704(c)(1)(B) of the Code, if any contributed property is distributed by the Company other than to the contributing Member within five years of being contributed, then, except as provided in Section 704(c)(2) of the Code, the contributing Member shall, solely for federal income
                                                      -------------------------
tax purposes (and not for Capital Account purposes), be treated as recognizing
------------
gain or loss from the sale of such property in an amount equal to the gain or loss that would have been allocated to such Member under Section 704(c)(1)(A) of the Code if the property had been sold at its fair market value at the time of the distribution.

          (h) In the case of any distribution by the Company to a Member or assignee, such Member or assignee shall, solely for federal income tax purposes
                                         --------------------------------------
(and not for Capital Account purposes), be treated as recognizing gain in an amount equal to the lesser of

               (i) the excess (if any) of (A) the fair market value of the property (other than money) received in the distribution over (B) the adjusted basis of such Member's Membership Interest or assignee's Membership Interest in the Company immediately before the distribution reduced (but not below zero) by the amount of money received in the distribution, or

               (ii) the Net Precontribution Gain (as defined in Section 737(b) of the Code) of the Member or assignee. The Net Precontribution Gain means the net gain (if any) which would have been recognized by the distributes Member or assignee under Section 704(c)(1)(B) of the Code of all property which (1) had been contributed to the Company within five years of the distribution, and (2) is held by the Company immediately before the distribution, had been distributed by the Company to another Member or assignee. If any portion of the property distributed consists of property which had been contributed by the distributes Member or assignee to the Company, then such property shall not be taken into account under this
     Section 8.2(h) and shall not be taken into account in determining the amount of the Net Precontribution Gain. If the property distributed consists of an interest in an Entity, the preceding sentence shall not apply to the extent that the value of such interest is attributable to the property contributed to such Entity after such interest had been contributed to the Company.

          (i) All recapture of income tax deductions resulting from sale or disposition of company property shall be allocated to the Member or Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the sale or other disposition of such property.

          (j) Any credit or charge to the Capital Accounts of the Members pursuant to Sections 8.2(a), (b), (c), (d), and/or (e) hereof shall be taken into account in computing subsequent allocations of profits and losses pursuant to Section 8.1, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 8.1 and 8.2(a), (b), (c), (d), and/or (e) shall, to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article VIII if the special allocations required by Sections 8.2(a), (b),
(c), (d), and/or (e) hereof had not occurred.

     8.3 Intentionally Omitted.

     8.4 Distributions. Except as provided in Section 12.3, all Company Net Cash
         -------------
Flow, Capital Proceeds, or other cash or property shall be distributed at least quarterly, after payment of debts of the Company to the extent required (including the payment of debts to Members) and the setting aside of any Reserves which the Members deem reasonably necessary for contingent, unforeseen or unmatured Company obligations, to the Members in the same manner as Net Profits and Net Losses are allocated as set forth in Section 8.1.

     8.5 Limitation Upon Distributions. No distribution shall be declared and
         -----------------------------
paid unless, after the distribution is made, the then fair market value of the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.

     8.6 Priority and Return of Capital. Except as may be expressly provided in
         ------------------------------
this Article VIII, no Member or assignee shall have priority over any other Member or assignee, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

     8.7 Accounting Principles. The profits and losses of the Company shall be
         ---------------------
determined in accordance with generally accepted accounting principles applied on a consistent basis.

     8.8 Interest on and Return of Capital Contributions. No Member shall be
         -----------------------------------------------
entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

     8.9 Accounting Period. The Company's accounting period shall be the
         -----------------
calendar year.

     8.10 Returns and Elections. The Manager shall cause the preparation and
          ---------------------
timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year.

     All elections permitted to be made by the Company under federal or state tax laws shall be made by the Manager with the prior approval and direction of the Members.

     8.11 Distributions In Kind. No Member shall be entitled to demand and
          ---------------------
receive property other than cash in return for his Capital Contributions to the Company. No Company assets shall be distributed in kind except as and in such manner as may be specifically agreed and approved by the Members. The amount by which the fair market value of any property to be distributed in kind to the Members exceeds or is less than the tax basis of such property shall, to the extent not otherwise recognized by the Company, be taken into account in computing Net Profits and Net Losses of the Company for purposes of allocations and distributions to the Members under this Article VIII.

                                   ARTICLE IX

                            ASSIGNMENTS AND TRANSFERS
                            -------------------------

     9.1 General. Except for the pledge and assignment by Black Hawk to
         -------
Diversified of its Membership Interest and as otherwise specifically provided herein, neither a Member nor an assignee shall have the right to:

          (a) sell, assign, transfer, exchange, pledge or otherwise transfer for consideration, (collectively, "sell" or "sale"), or

          (b) gift, bequeath or otherwise transfer for no consideration whether or not by operation of law, including without limitation, in the case of Bankruptcy (collectively "gift")

all or any part of its Membership Interest. Each Member hereby acknowledges the reasonableness of the restrictions on sale and gift of Membership Interests imposed by this Operating Agreement in view of the unique terms, the Company purposes and the relationship of the Members. Accordingly, the restrictions on sale and gift contained herein shall be specifically enforceable. Any attempt to effect a sale or gift of a Membership Interest in contravention of this Section
9.1 shall he deemed null and void.

     9.2 No Assignment or Transfer in Absence of Unanimous Consent.
         ---------------------------------------------------------

          (a) Notwithstanding anything contained herein to the contrary, except Sections 12.1(c) and (d) below, no sale or gift of a Membership Interest to a proposed assignee which is not a Member immediately prior to the sale or gift shall be permitted or shall be effective without the prior Consent of all of the remaining Members, which Consent may be given or withheld in the sole and absolute discretion of such Members; provided, however, (x) each of Entertainment or Diversified may assign its rights hereunder, in whole or in part, to one or more corporations, limited liability companies, partnerships, trusts or other entities which are under common control with or control through equity ownership and/or voting control by, Entertainment, Diversified or Jacobs; it being acknowledged that (i) any entity managed by Jacobs Entertainment Ltd. ("JEL") or Jacobs, (ii) any entity in which either of JEL or Jacobs is one of the trustees and/or one of the beneficiaries or (iii) any entity in which either JEL or Jacobs beneficially owns 15% or more of the outstanding equity securities constitutes common control and (y) Black Hawk may assign its rights hereunder, in whole or in part, to one or more corporations, limited liability companies, partnerships, trusts or other entities which are wholly-owned by Black Hawk.

          (b) Further notwithstanding anything contained herein to the contrary, notwithstanding the Consent of the remaining Members to the sale or gift of a Membership Interest to an assignee in accordance with Section 9.2(a) above no assignee (other than a permitted assignee of Entertainment or Diversified as described in 9.2(a)) which is not a Member immediately prior to the sale or gift shall have any right to exercise any rights as a Member, to participate in the management of the business and affairs of the Company or to become a Member without the further Consent of all of the remaining Members. Such assignee shall have only the rights of an assignee under Section 7-80-702 of the Act.

          (c) No assignment or transfer of a Member's interest in the Company shall be effective unless and until Notice (including the name and address of the proposed assignee and the date of such transfer) has been provided to the Company and the non-transferring Member(s).

          (d) Upon and contemporaneously with any sale or gift of a Transferring Member's Membership Interest in the Company which does not at the same time transfer the balance of the rights associated with the Membership interest transferred by the Transferring Member (including, without limitation, the rights of the Transferring Member to participate in the management of the business and affairs of the Company), all remaining rights and interests otherwise retained by the Transferring Member which immediately prior to such sale or gift were associated with the transferred Membership Interest shall lapse.

          (e) The remaining Members may require the Selling Member or Gifting Member and the proposed assignee to execute, acknowledge and deliver to the remaining Members such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the remaining Members may deem necessary or desirable to:

               (i) constitute the assignee as a Member, donee or successor-in-interest as such;

               (ii) confirm that the Person desiring to acquire an interest or interests in the Company, or to be admitted as a Member, has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of this Operating Agreement, as the same may have been further amended (whether such Person is to be admitted as a new Member or will merely be an assignee);

               (iii) preserve the Company after the completion of such sale, transfer, assignment, or substitution under the laws of each jurisdiction in which the Company is qualified, organized or does business;

               (iv) maintain the status of the Company as a partnership for federal tax purposes; and

               (v) assure compliance with any applicable state and federal laws including securities laws and regulations.

     9.3 Effective Date. Any sale or gift of a Membership Interest or admission
         --------------
of a Member in compliance with this Article IX shall be deemed effective as of the later of the last day of the calendar month in which the remaining Members' Consent thereto was given (if such Consent is required) or such date that the assignee complies with Section 9.2. The Transferring Member agrees, upon request of the remaining Members, to execute such certificates or other documents and perform such other acts as may be reasonably requested by the remaining Members from time to time in connection with such sale, transfer, assignment, or substitution.

     9.4 Indemnity. The Transferring Member hereby indemnifies the Company and
         ---------
the remaining Members against any and all loss, damage or expense (including, without limitation, reasonable attorney's fees and tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any transfer or purported transfer in violation of this Article IX.

                                    ARTICLE X

                           INDEMNIFICATION AND DAMAGES
                           ---------------------------

     10.1 Indemnity of the Manager, Members of the Policy Board, Employees and
          -------------------------------------------------------------------
Other Agents. To the maximum extent permitted under the Act, the Company shall
------------
indemnify the Manager, members of the Policy Board and the Members and make advances for expenses to the maximum extent permitted under the Act. The Company shall indemnify its employees and other agents who are not managers to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by the Members. The Manager, the members of the Policy Board and the Members (and their respective officers, directors, employees and agents) shall be indemnified by the Company from any liability resulting from any act omitted or performed by them in good faith on behalf of the Company and in a manner reasonably believed by them to be within the scope of the authority conferred upon them by this operating Agreement and in the best interest of the Company; provided, however, that any indemnity under this Article X shall be provided out of and be limited to the extent of the Company assets only and shall not include any liabilities arising under the Securities Act of 1933, and no Member shall have any personal liability therefor.

     10.2 Liability for Acts and Omissions. No Manager or Member (and no
          --------------------------------
officer, director, employee or agent of a Manager or a Member) shall be liable, responsible or accountable, in damages or otherwise, to the Company or the Members for or as a result of any act, omission or error in judgment which was taken, omitted or made by them in good faith on behalf of the Company and in a manner reasonably believed by them to be within the scope of the authority granted to them by this Operating Agreement and in the best interest of the Company, except for fraud, deceit, willful misconduct, gross negligence or a knowing violation of the law. The Manager or Member may consult with such legal or other professional counsel as it may select. Any action taken or omitted by it in good faith reliance on, and in accordance with, the opinion or advice of such counsel shall be full protection and justification to it with respect to the action taken or omitted.

     10.3 Reimbursement. If (i) a Member ("Paying Member") shall pay any amount
          -------------
on behalf of or for the account of the Company with respect to any liability, obligation, undertaking, damage or claim for which the Company shall or may (pursuant to contract or applicable law) be liable or responsible, or with respect to making good any loss or damage sustained by, or paying any duty, costs, claim or damage incurred by, the Company, and (ii) such payment was made by the Paying Member because the Members authorized such payment by the Paying Member, then (except as otherwise expressly provided in this Operating Agreement) the Paying Member shall have a right of contribution from the Members and the other Members shall reimburse the Paying Member for such amount as shall have been so paid thereby in accordance with such other Members' proportionate Membership Interests in the Company.

     10.4 Damages. In the event that a Member violates or breaches any of its
          -------
representations, warranties or agreements under this Operating Agreement, becomes a Resigning Member, or is terminated as a result of its Bankruptcy, resignation, expulsion or dissolution, then, in any such event, such Member shall be liable to the Company and to the other Members for damages incurred by the Company and such other Members and arising from such violation, breach, resignation, Bankruptcy, expulsion or dissolution. Except as otherwise provided in this Operating Agreement, the foregoing remedy is in addition to and not in limitation of the right of the Company and the other Members to recover damages resulting from any default or breach by a Member hereunder and any other right or remedy of the Company and the other Members at law or in equity. Each Member acknowledges that the damages suffered by the Company may include expenses relating to the Company's efforts to exercise its rights and remedies upon such breach or default. To the extent required to recover the damages suffered by the Company, the Company and the other Members shall have the right to set-off any cash or property otherwise payable on account of the defaulting Member's Membership Interest and to retain such cash or property. Except as otherwise provided in this Operating Agreement, the selection of which remedy or remedies to pursue will be made is the sole and absolute discretion of the other Members, and the pursuit of any remedy shall not operate as a waiver of the rights of such Members or the Company to pursue any other remedy against the defaulting Member.

                                   ARTICLE XI

               REGULATORY CONCERNS AND MANDATORY REDEMPTION EVENTS
               ---------------------------------------------------

     11.1 Government Regulations.
          ----------------------

          (a) The parties hereto acknowledge that the proposed business of the Project is subject to stringent government regulation including supervision by the Division and the Commission.

          (b) The parties also acknowledge that Entertainment and certain of its Affiliates are presently seeking appropriate gaming licenses from the Division (Jacobs has already obtained a key employee license), and that no assurance can be given that such licenses will be issued or when such licenses may be issued.

          (c) It any license, registration, application or other form of required governmental filing for the Project or otherwise, is denied, reserved, revoked or suspended for any reason, including but not limited to the participation of a person unacceptable or unsuitable to the Division and the Commission or other Governmental Authority (as defined in the Purchase Agreement), the affected party hereto (each of Black Hawk, Entertainment, Diversified or the affected Affiliate) shall take all measures necessary to remedy or correct the deficiency. In the case where the Division, the Commission or other Governmental Authority denies or reserves approval for gaming operations or other business operations of a party hereto because of the participation of an unacceptable or unsuitable person, that party shall forthwith expel such person(s) and substitute a person(s) acceptable to the Division, the Commission or other Governmental Authority, or otherwise take measures to remedy or correct the deficiency.

     11.2 Casino Investigation.
          --------------------

          (a) In the event that, on or before January l, 1998, the Commission has not approved a retail gaming license for the Project casino ("Licensing Approval") and, on or before such date, Entertainment, in its sole but reasonable discretion, has reason to believe that the Project casino will not receive such Licensing Approval and such failure to obtain Licensing Approval is attributable to the Division's and the Jefferson County, Colorado District Attorney's office's investigation into check cashing and bad check collection practices of the Gilpin Hotel Casino of which Black Hawk is the general manager and a joint venture participant and/or certain of the Gilpin Hotel Casino's personnel and agents (the "Casino Investigation"), Entertainment shall have the right and option to acquire (the "Purchase Right") all of Black Hawk's interest in the Company, except that portion that is actually transferred to the Holder (as defined below) in full satisfaction of the Note as described in Section 11.2(b).

          (b) Entertainment may elect such Purchase Right by delivering Notice of such election to Black Hawk on or before March 31, 1998. The purchase price for the Purchase Right shall be an amount equal to 90% of the fair market value of such interest determined as of the date Entertainment delivered its Notice. The fair market value of such interest shall be determined by an Appraisal. The purchase price for the Purchase Right shall be payable by Entertainment to Black Hawk pursuant to a promissory note which shall be payable over a ten year period and which shall bear interest at a rate equal to 2% in excess of the prime rate of interest as announced from time to time by the Wall Street Journal or shall be discounted (using the same rate) to present value if an earlier payoff is required under the Colorado Gaming Laws. The closing of the Purchase Right shall occur on a date mutually agreed to by Entertainment and Black Hawk, which date shall be within 15 days following the completion of the Appraisal. At such time as Entertainment provides Notice of the election of its Purchase Right, Black Hawk shall be deemed to be in default of the Note. For four months thereafter or such longer period as the parties shall agree, so long as the Appraisal and purchase process is ongoing and not stayed, Diversified or any other related entity that is a Member and is holding the Note by permitted assignment from Diversified (collectively, the "Holder") shall take no enforcement action on the Note (other than the collection of accrued but unpaid interest thereon and sending any notices or filing any claims it deems appropriate.) Concurrently with the closing of the Purchase Right, Black Hawk shall transfer to the Holder in exchange for the cancellation of the Note, and the Holder shall accept in full satisfaction of its rights under the Note, the following property (collectively, the "Note Satisfaction Property"): 40% of each of Black Hawk's (a) Capital Interest, (b) Membership Interest, and (c) interest in Net Profits, Net Losses, and Net Cash Flow of the Company; together with all membership rights associated with any of the foregoing, and all proceeds and products of any of the foregoing. On the Closing Date, Black Hawk shall cease to be a Member, shall cease to have any management function in the Company, and the members of the Policy Board appointed by it shall be terminated and replaced by designees of the Holder and Entertainment.

          (c) In the event Entertainment has exercised the Purchase Right, within two years of the opening of the Project casino, Black Hawk shall have the right to reacquire its 75% Membership Interest in the Company on the term and subject to the conditions hereinafter set forth. Provided Black Hawk can prove to Entertainment, in Entertainment's sole but reasonable discretion, that the involvement of Black Hawk in the Project will not detrimentally affect the Project casino and provided Black Hawk obtains Licensing Approval, Black Hawk shall have the right and option to reacquire its 75% Membership Interest in the Company (the "Repurchase Right"). Black Hawk may elect such Repurchase Right by delivering Notice to Entertainment of the exercise of such Repurchase Right. The purchase price for the Repurchase Right representing 60% of its Membership Interest shall be an amount equal to the purchase price for the Purchase Right, plus an amount equal to Black Hawk's proportionate share of any additional capital contributions made to the Company from and after the closing of the Purchase Right. In addition, the purchase price for the Repurchase Right representing 40% of its Membership Interest shall be 1,142,857 Shares (as adjusted in accordance with Section 2(e) of the Purchase Agreement) to be issued by Black Hawk to the Holder. The closing of the Repurchase Right shall occur on a date mutually agreed to by Black Hawk and Entertainment, which date shall be within 30 days after the date which Black Hawk gave Notice to Entertainment and Holder of the Repurchase Right and at such time, the economic and control position of Black Hawk, Entertainment and Holder, as to both the Company and Black Hawk, shall be made to be equivalent to what would have been the positions of such parties immediately following the Conversion Date.

          (d) The parties acknowledge that the redemption provisions contained in this Article XI and the terms hereof (including price and payment terms) are subject to the Colorado Gaming Laws (as defined below) and the discretion of the Commission and the Division.

     11.3 Automatic Divestiture.
          ---------------------

          (a) If, prior to the issuance by the Commission of appropriate gaming licenses to the Company for the Project casino, any of the following occur to a Member, all interests of that Member (the "Affected Member") will automatically and immediately terminate, and the Affected Member will cease to be a Member, all subject only to any contrary requirements of the Colorado Gaming Laws (as defined below.) The divestiture events are as follows:

               (i) The Affected Member is charged with or convicted of any criminal offense, if a conviction of the offense in question would, pursuant to the Colorado gaming laws (C.R.S. Section 12-47.1-101 et seq., as the same may be amended or supplemented from time to time, together with the regulations promulgated thereunder -- collectively, the "Colorado Gaming Laws") disqualify the Affected Member from obtaining a gaming license. However, where a Member is only charged with a criminal offense and not convicted, and where the Commission and the Division upon request have agreed to defer pursuing any action based upon such charges against the Company's application for a gaming license, or where any such actions of the Division or Commission are subject to a stay order, then the Affected Member's Membership Interest shall not be subject to divestiture under this subdivision (i).

               (ii) The Affected Member, or any Entity that it owns or controls, incurs a revocation of any Colorado gaming or alcohol beverage license, and it is determined through arbitration pursuant to Section 15.2 below, that such revocation has a material adverse affect upon the issuance to the Company of a gaming or alcohol beverage license.

               (iii) The Division issues a formal recommendation against the issuance to the Company of an operator or retail gaming license, which recommendation cites the participation of the Affected Member as a material factor in the decision.

               (iv) The Commission denies the issuance to the Company of an operator or retail gaming license, citing the participation of the Affected Member as a factor in the decision, or the Commission conditions the issuance of a retail gaming license on the Company removing the Affected Member in the Company or its casino operations.

               (v) The Company's alcoholic beverage license applications are denied by either the state or local licensing authority, citing the participation of the Affected Member as a material factor in the decision.

               (vi) The Affected Member is found to be an "unsuitable person" within the meaning of the Colorado Gaming Laws.

               (vii) The Commission or the Division advise the Company in writing, or it is otherwise determined through arbitration pursuant to Section
15.2 below, that a decision on the Company's gaming license application is being delayed beyond the later of (x) one year following the filing of the Company's application for a retail gaming license or (y) January 1, 1998, and the Company is advised before or after said date that the sole reason for such delay is the participation of or concerns about the Affected Member.

          (b) The Company shall continue in existence notwithstanding the automatic termination of any Member pursuant to Section 11.3(a) above, notwithstanding any provision of this Operating Agreement to the contrary. The occurrence of any of the events enumerated in Section 11.3(a) above, if the Affected Member is Black Hawk, shall constitute an Event of Default under the Note, and the Note shall automatically be accelerated, all without notice or other action of any kind by the Holder. The automatic termination of the Membership Interest shall cause the percentage Membership Interest of the Holder to increase by an amount equal to 40% of the percentage Membership Interest of Black Hawk as it existed immediately prior to its automatic termination. For example, if Diversified is the Holder, Diversified's percentage Membership Interest would increase to 31% (1% + the product of (75% x 40%)). The percentage Membership Interest of Entertainment shall increase by an amount equal to 60% of the percentage Membership

Interest of Black Hawk as it existed immediately prior to its; automatic termination. For example, Entertainment's Membership Interest would increase to 69% (24% + the product of (75% x 60%)). The Company shall be liable to Black Hawk for the value of its terminated Membership Interest as follows. The Company shall pay in full for 40% of the terminated Membership interest by canceling the Note, which the Holder shall immediately contribute to the Company to enable the Company to make payment. The Company shall pay in full for the remaining 60% of the terminated Membership Interest as follows: the Company and Black Hawk shall determine the fair market value of that portion of the Membership Interest by an Appraisal. Upon determination, the Company shall deliver a note (the "Payoff Note") to Black Hawk for 90% of the value found by the Appraisal. The Payoff Note shall be payable over a ten year period and shall bear interest at a rate equal to 2% in excess of the prime rate of interest as announced from time to time by the Wall Street Journal or shall be discounted (using the same rate) to present value if an earlier payoff is required under the Colorado Gaming Laws. Entertainment agrees to contribute to the Company, in time for payments to be made under the Payoff Note, additional capital in an amount equal to the payments to be made, which additional capital shall be used solely for that purpose. On request of Black Hawk, Entertainment will also execute a guaranty of the Payoff Note, and any payments made pursuant to the guaranty will be deducted from the additional capital requirements that it would otherwise have. In the event the Affected Member is either Entertainment or Diversified, both will be treated as being the Affected Member. The percentage Membership Interest of Black Hawk shall increase by an amount equal to the percentage Membership Interest of both Entertainment and Diversified as such Membership Interests existed immediately prior to their automatic termination. The Company shall be liable to the Affected Member (both Entertainment and Diversified) for the value of their terminated Membership Interest by the Appraisal method and issuance of the Payoff Note in the same manner as described above. Black Hawk agrees to contribute to the Company, in time for payments to be made under the Payoff Note, additional capital in an amount equal to the payments to be made, which additional capital shall be used solely for that purpose. On request of the Affected Member, Black Hawk will also execute a guaranty of the Payoff Note, and any payments made pursuant to the guaranty will be deducted from the additional capital requirements that it would otherwise have. On the date of automatic termination pursuant to this Section 11.3(b), the Affected Member shall cease to be a Member, shall cease to have any management function in the Company and the members of the Policy Board appointed by it shall be terminated and replaced by designees of the other Member(s) of the Company.

          (c) Subject only to the contrary requirements of the Colorado Gaming Laws, the Affected Member pursuant to this Section 11.3 shall have, for a period of two years from and after the event causing the involuntary termination, the right to reacquire its Membership Interest on the same terms described above in
Section 11.2(c); provided, however, that if Entertainment or Diversified is the Affected Member, no Shares shall be issued as part of the purchase price for the repurchase right described in this Section 11.3(c) (the "11.3(c) Repurchase Right") and Diversified and Entertainment shall have the right to reacquire 100% of their respective Membership Interests that was divested by paying to

Black Hawk an amount equal to what Black Hawk paid for such Membership Interests, plus an amount equal to their proportionate share of any additional capital contributions made to the Company from and after the date of the event causing the involuntary termination. The closing of the 11.3(c) Repurchase Right shall occur on a date mutually agreed to by Black Hawk, Diversified and Entertainment, which date shall be within 30 days after the date which Diversified and Entertainment gave Notice to Black Hawk of the 11.3(c) Repurchase Right and at such time, the economic and control position of Black Hawk, Entertainment and Diversified, as to both the Company and Black Hawk, shall be made to be equivalent to what would have been the positions of such parties immediately following the Conversion Date.

     11.4 Right of First Participation. In the event that the right of first
          ----------------------------
participation asserted by Black Hawk's partners at the Gilpin Hotel Casino is determined in a final adjudication (whether by arbitration or declaratory judgment action or otherwise), and the outcome of such determination provides Black Hawk's partners at the Gilpin Hotel Casino with a 50% Membership Interest in the Company, thereafter, Entertainment shall have the right to acquire 50% of Black Hawk's then Membership Interest. If such determination provides Black Hawk's partners with a 25% interest in the Company, thereafter Entertainment shall have the right to acquire 25% of Black Hawk's then Membership Interest. The price and payment terms for such Membership Interest shall be as agreed to by the parties.

     11.5 Addition of Member. Notwithstanding anything to the contrary contained
          ------------------
in this Article XI, if, upon the occurrence of any event described in this
Article XI, there is only one remaining Member, then such Member shall be entitled to cause one or more additional persons to become members in order to enable the existence of the Company to continue.

                                   ARTICLE XII

                           DISSOLUTION AND TERMINATION
                           ---------------------------

     12.1 Dissolution

          (a) The Company shall be dissolved upon the occurrence of any of the following events:

               (i) expiration of the period fixed for the duration of the Company pursuant to Section 2.6 hereof;

               (ii) the unanimous written agreement of all Members; or

               (iii) upon the death, retirement, resignation, removal, expulsion, Bankruptcy or dissolution of a Member or occurrence of any other event which terminates the continued Membership of a Member in the Company (a "Withdrawal Event"), unless the business of the Company is continued by the consent of all the remaining Members within 90 days after the Withdrawal Event.

          (b) As soon as possible following the occurrence of any of the events specified in this Section 12.1 effecting the dissolution of the Company, the Liquidator shall execute a certificate of dissolution in such form as shall be prescribed by the Act and the Colorado Secretary of State and file the same with the Colorado Secretary of State's office.

          (c) If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Member's executor, administrator, guardian, conservator, or other legal representative ("Successor") may exercise all of the Member's rights for the purpose of settling his estate or administering his property, provided, however, that for purposes of Section 9.2 and Section 12.1(a)(iii), the Successor shall not be considered a Member and shall have no right to vote, approve or consent to any matter pursuant to such provisions.

          (d) Except as expressly permitted in this Operating Agreement, a Member shall not voluntarily withdraw or resign or take any other voluntary action which directly causes a Withdrawal Event. Unless otherwise approved by all of the other Members, a Member who attempts to withdraw or resign (a "Resigning Member") or whose Membership Interest is otherwise terminated by virtue of a Withdrawal Event, regardless of whether such Withdrawal Event was the result of a voluntary act by such Resigning Member, shall become an assignee and be entitled to receive only those distributions to which such Resigning Member would have been entitled had such Resigning Member remained a Member (and only at such times as such distribution would have been made had such Resigning Member remained a Member). Damages for breach of this Section 12.1(d) may be offset against distributions by the Company to which the Resigning Member would otherwise be entitled.

          (e) Notwithstanding anything to the contrary contained in this Article 12, if, upon the occurrence of any event described in this Section 12.1, there is only one remaining Member, then such Member shall be entitled to cause one or more additional persons to become Members in order to enable the existence of the Company to continue.

     12.2 Effect of Filing of Certificate of Dissolution. Upon the filing with
          ----------------------------------------------
the Colorado Secretary of State of a certificate of dissolution, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business or as may be otherwise permitted under the Act, but its separate existence shall continue until the winding up of its affairs is completed.

     12.3 Winding Up, Liquidation and Distribution of Assets.
          --------------------------------------------------

          (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Liquidator shall immediately proceed to wind up the affairs of the Company.

          (b) If the Company is dissolved and its affairs are to be wound up, the Liquidator shall:

               (i) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Members may determine to distribute any assets to the Members in kind);

               (ii) Allocate any Net Profit or Net Loss resulting from such sales to the Members' and assignees' in accordance with Section 8.1 hereof;

               (iii) Discharge all liabilities of the Company, including liabilities to Members and assignees who are also creditors, to the extent otherwise permitted by law, other than liabilities to Members and assignees for distributions and the return of capital, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members and assignees, the amounts of such Reserves shall be deemed to be an expense of the Company); and

               (iv) Distribute the remaining assets in the following order:

                    (1) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by Appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members and assignees shall be adjusted pursuant to the provisions of Article VIII and Section 7.4 of this Operating Agreement to reflect such deemed sale.

                    (2) The positive balance (if any) of each Member's and assignees Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, with any assets distributed in kind being valued for this purpose at their fair market value. Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in
          Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

          (c) Notwithstanding anything to the contrary in this operating Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

          (d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

          (e) The Liquidator shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

     12.4 Return of Contribution Nonrecourse to Other Members. Except as
          ---------------------------------------------------
provided by law or as expressly provided in this operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                                  ARTICLE XIII

                               MEETINGS OF MEMBERS
                               -------------------

     13.1 Meetings of Members.
          -------------------

          (a) Annual Meetings. An annual meeting of Members may be held if so
              ---------------
desired, and if held shall be at such time and on such date in the first three months of each year (commencing in 1997) as may be fixed by the Manager and stated in the notice of the meeting.

          (b) Special Meetings. Special meetings of the Members shall be called
              ----------------
upon the written request of the Manager, acting either with or without a meeting, or by any Member. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

          (c) Notices of Meetings. Unless waived, written notice of each annual
              -------------------
or special meeting stating the time, place, and the purposes thereof shall be given by personal delivery or by mail to each Member of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, such notice shall be directed to the Member at its address as the same appears upon the records of the Company. Any Member, either before or after any meeting, may waive any notice required to be given by law or under this Agreement. The giving of notice shall be deemed to have been waived by any Member who shall participate in any annual or special meeting.

          (d) Place of Meetings. Meetings of Members shall be held at the
              -----------------
principal office of the Company unless the Manager determines that a meeting shall be held at some other place within or without the State of Colorado and causes the notice thereof to so state.

          (e) Quorum. Members holding a Required Interest present in person or
              ------
by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles or this Operating Agreement to be authorized or taken by the holders of a designated proportion of the Membership Interests may be authorized or taken by the holders of a designated proportion of the Membership Interests may be authorized or taken by a lesser proportion. The holders of a majority of the voting Membership Interests represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

          (f) Record Date. The Manager may fix a record date for any lawful
              -----------
purpose, including without limiting the generality of the foregoing, the determination of Members entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any distribution, (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, certificates or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any distribution or the date fixed for the receipt or the exercise of rights, as the case may be. If a record date shall not be fixed, the record date for the determination of Members who are entitled to notice of, or who are entitled to vote at, a meeting of Members, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

          (g) Proxies. A person who is entitled to attend a Members' meeting, to
              -------
vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of its other rights, by proxy or proxies appointed by a writing signed by such person.

          (h) Written Action. Any action may be decided or approved, without
              --------------
notice, by written action signed by all of the Members.

                                   ARTICLE XIV

                                 DEBT FINANCING
                                 --------------

     14.1 It is contemplated by the parties that certain Affiliates of Entertainment will be providing guarantees for the Company's debt financing with Wells Fargo Bank, N.A. or such other lenders as may be selected by the Company. In the event that Entertainment's Affiliates provide such guarantees, the Company shall pay Entertainment an annual fee in an amount equal to 2% of the amount so guaranteed. The fee required to be paid pursuant to this Section 14.1 shall be paid on an annual basis in arrears on or before March 31. Notwithstanding the foregoing, one-half of the fee payable for 1997 pursuant to this Article XIV shall be deferred and paid in two (2) equal installments on or before March 31, 1999 and March 31, 2000, respectively.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     15.1 Notices. All Notices and communications required or permitted under
          -------
this Operating Agreement to be sent to the Members shall be expressed in writing and delivered in person and sent and confirmed by certified or registered mail, return receipt requested, or sent by overnight courier service such as Federal Express, or sent by facsimile (receipt confirmed) to the Members at the following addresses, or at such other addresses as the parties shall designate by Notice to the other:

          If to Black Hawk:           Black Hawk Gaming &
                                      Development Company, Inc.
                                      2060 Broadway, Suite 400
                                      Boulder Colorado 80302
                                      Attention: Stephen R. Roark, President
                                      Fax No. (303) 444-7968

                                      with a copy to:

                                      Jones & Keller, P.C.
                                      1625 Broadway, Suite 1600
                                      Denver, Colorado 80202
                                      Attention: Samuel E. Wing, Esq.
                                      Fax No. (303) 825-8537
          If to Entertainment or
          Diversified:                c/o Jacobs Entertainment Ltd.
                                      425 Lakeside Avenue
                                      Cleveland, Ohio 44114
                                      Attention: Jeffrey P. Jacobs
                                      Fax No. (216) 861-6315
                                      with a copy to:

                                      Hahn Loeser & Parks
                                      3300 BP America Building
                                      200 Public Square
                                      Cleveland, Ohio 44114
                                      Attention: Stephen P. Owendoff, Esq.
                                      Fax No. (216) 241-2824

     15.2 Arbitration. If any dispute shall arise between the parties pursuant
          -----------
to this Operating Agreement, such dispute shall be settled by arbitration pursuant to this Section 15.2. In such event, either party hereto may serve upon the other party a written notice demanding that the dispute be resolved pursuant to this Section 15.2. To the extent that any provision herein is inconsistent with any rule of the American Arbitration Association (the "AAA"), this Agreement shall prevail. The dispute or claim shall be heard in Chicago, Illinois by one (1) neutral arbitrator, if the parties can agree on the selection of said arbitrator, or if unable to agree, each party shall select (1) arbitrator and the two arbitrators chosen shall select the third arbitrator. If the dispute shall be heard by three (3) arbitrators, one (1) arbitrator will be selected by the party initiating the arbitration at the time of the submission to arbitration. Within seven (7) days after submission, the other party will select an arbitrator. Within seven (7) days after the first two (2) arbitrators are chosen, the third arbitrator will be selected. The third arbitrator selected shall not have any relationship to either of the parties. The arbitrators shall apply the internal law of the State of Colorado. Said arbitrator(s) shall be sworn faithfully and fairly to determine the question at issue. The arbitrator(s) shall afford to the parties a hearing and the right to submit evidence, with the privilege of cross examination and the right to compel testimony by applying for subpoena powers to appropriate judicial authority, on the question at issue, and shall, with all possible speed, make his/their determination in writing and shall give notice to the parties hereto of such determination. The concurring determination of the arbitrator, if heard by one, or of any two of said three arbitrator(s) shall be binding upon the parties hereto, or, in case no two of the arbitrators shall render a concurring determination, then the determination of the third arbitrator appointed shall be binding upon the parties hereto. The decision of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court having jurisdiction. Any arbitration shall be conducted in accordance with the then prevailing Commercial Rules of the AAA, or the successor party thereto from time to time in existence. The fees and expenses of the arbitrator(s) shall be divided equally between the parties so involved. The parties shall each bear their own expenses (including, but not limited to, attorneys' and witnesses' fees and expenses) in any arbitration proceedings.

     15.3 Development Fee. The Company shall pay Entertainment or its nominee
          ---------------
the remaining portion of the development fee, which is estimated at $370,000.

     15.4 Abrahamson and Rich. Any amounts paid or to be paid to Robert S. Rich
          -------------------
or Ron Abrahamson pursuant to certain Settlement Agreements shall be treated as expenses of the Company.

     15.5 Books of Account and Records. Proper and complete records and books of
          ----------------------------
account shall be kept or shall be caused to be kept by the Manager in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such books and records shall be maintained as provided in Section 5.3. The books and records shall at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members, assignees or their duly authorized representatives during reasonable business hours.

     15.6 Application of Colorado Law. This Operating Agreement, and the
          ---------------------------
application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State, and specifically the Act.

     15.7 Waiver of Action for Partition. Each Member and assignee irrevocably
          ------------------------------
waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

     15.8 Amendments. This Operating Agreement may not be amended except by the
          ----------
written agreement of all of the Members. Further, without the Consent of the Member or former Member, no amendment shall be adopted which prejudices the rights of a Member or former Member from exercising any repurchase or similar right described in this Operating Agreement.

     15.9 Execution of Additional Instruments. Each Member hereby agrees to
          -----------------------------------
execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments and documents, and to provide such information, necessary to comply with any laws, rules or regulations, and to effectuate the provisions of this Operating Agreement.

     15.10 Construction. Whenever the singular number is used in this Operating
           ------------
Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     15.11 Headings and Pronouns. The headings in this operating Agreement are
           ---------------------
inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof. All pronouns and only variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural as the identity of the Person or Persons may require.

     15.12 Waivers. The failure of any party to seek redress for violation of or
           -------
to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not constitute a waiver or prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     15.13 Rights and Remedies Cumulative. The rights and remedies provided by
           ------------------------------
this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     15.14 Severability. If any provision of this Operating Agreement or the
           ------------
application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     15.15 Heirs, Successors and Assigns. Each and all of the covenants, terms,
           -----------------------------
provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, and permitted successors and assigns.

     15.16 Creditors. None of the provisions of this Operating Agreement shall
           ---------
be for the benefit of or enforceable by any creditor of the Company.

     15.17 Counterparts. This Operating Agreement may be executed in
           ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     15.18 Investment Representations. The undersigned Members and assignees, if
           -------------------------
any, understand (i) that the Membership Interests evidenced by this Operating Agreement have not been registered under the Securities Act of 1933, the Colorado or the Ohio Securities Act or any other state securities laws (the "Securities Acts") because the Company is issuing these Membership Interests in reliance upon the exemptions from the registrations requirements of the Securities Acts providing for issuance of securities not involving a public offering, (ii) that the Company has relied upon the fact that the Membership Interests are to be held by each Member for investment, and (iii) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution.

     Accordingly, each Member and assignee hereby confirms to the Company that such Member or assignee is acquiring the Membership Interests for such own Member's or assignee's account, for investment and not with a view to the resale or distribution thereof. Each Member and assignee agrees not to transfer, sell or offer for sale any portion of the Membership Interests unless (i) there is an effective registration or other qualification relating thereto under the Securities Acts, or (ii) the holder of Membership Interests delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under such Act and applicable state securities laws is not required in connection with such transfer, offer or sale. Each Member and assignee understands that the Company is under no obligation to register the Membership Interests or to assist such Member or assignee in complying with any exemption from registration under the Securities Acts if such Member or assignee should at a later date, wish to dispose of the Membership Interest. Furthermore, each Member realizes that the Membership Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange commission unless such Member is not an "affiliate" of the Company and the Membership Interest has been beneficially owned and fully paid for by such Member for at least three years.

     Prior to acquiring the Membership Interests, each Member and assignee has made an investigation of the Company and its business and has had made available to each other Member and assignee all information with respect thereto which such other Member or assignee needed to make an informed decision to acquire the Membership Interest. Each Member and assignee considers himself or itself to possess experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Member's or assignee's investment in the Membership Interest.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

                                   CERTIFICATE
                                   -----------

     The undersigned hereby agree, acknowledge and certify that the foregoing
Operating Agreement, consisting of       pages, excluding the Table of Contents
                                   -----
and attached Exhibits, constitutes the Operating Agreement of Black Hawk/Jacobs Entertainment, LLC adopted by the Members of the Company as of November 12, 1996.

MEMBERS:                              BLACK HAWK GAMING & DEVELOPMENT
                                      COMPANY, INC.


                                      By: /s/ Robert D. Greenlee
                                          --------------------------------------
                                          Robert D. Greenlee, Chairman


                                      BH ENTERTAINMENT LTD.

                                      By: Jacobs Entertainment Ltd., its manager


                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------


                                      DIVERSIFIED OPPORTUNITIES GROUP LTD.

                                      By: Jacobs Entertainment Ltd., its manager


                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                   CERTIFICATE
                                   -----------

     The undersigned hereby agree, acknowledge and certify that the foregoing
Operating Agreement, consisting of       pages, excluding the Table of Contents
                                   -----
and attached Exhibits, constitutes the Operating Agreement of Black Hawk/Jacobs Entertainment, LLC adopted by the Members of the Company as of November 12, 1996.

MEMBERS:                              BLACK HAWK GAMING & DEVELOPMENT
                                      COMPANY, INC.


                                      By:
                                          --------------------------------------
                                          Robert D. Greenlee, Chairman


                                      BH ENTERTAINMENT LTD.

                                      By: Jacobs Entertainment Ltd., its manager


                                      By: /s/ Illegible
                                         ---------------------------------------
                                      Title: Vice President
                                            ------------------------------------


                                      DIVERSIFIED OPPORTUNITIES GROUP LTD.

                                      By: Jacobs Entertainment Ltd., its manager


                                      By: /s/ Illegible
                                         ---------------------------------------
                                      Title: Vice President
                                             -----------------------------------

                                   EXHIBIT A

                                                            RECEIVED

                                                            1996 NOV 12 AM 10:00

                                                            SECRETARY OF STATE
                                                            STATE OF COLORADO

                            ARTICLES OF ORGANIZATION
                                       OF
                      BLACK HAWK/JACOBS ENTERTAINMENT, LLC

     The undersigned, a natural person of at least 18 years of age, acting as organizer, hereby farms a limited liability company by virtue of the Colorado Limited Liability Company Act, and adopts the following Articles of Organization for such limited liability company.

                                    ARTICLE I

                                      Name

     The name of the limited liability company is Black Hawk/Jacobs Entertainment, LLC.

                                   ARTICLE II

                           Principal Place of Business

     The principal place of business of the limited liability company is 2060 Broadway, Suite 400, Boulder, Colorado 80302.

                                   ARTICLE III

                                Registered Agent

     The registered agent of this limited liability company in this state is Black Hawk Gaming & Development Company, Inc. The business address of the registered agent is 2060 Broadway, Suite 400, Boulder, Colorado 80302.

                                   ARTICLE IV

                                 Initial Manager

     Management of this limited liability company shall be vested in managers rather than members. The name and business addresses of the initial manager who is to serve as manager until the first annual meeting of the members or until its successor is elected and qualified is as follows:

            Name                               Address
            ----                               -------
     BH Entertainment Ltd.              c/o Jacobs Entertainment Ltd.
                                        425 Lakeside Avenue
                                        Cleveland, Ohio 44114

                                    ARTICLE V

                  Limitations on Voting Securities or Interests

     The limited liability company shall not issue any voting securities or other voting interests except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the limited liability company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

     No voting securities or other voting interests issued by the limited liability company and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void until (a) the limited liability company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

     If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of this limited liability company is unsuitable to hold such securities or other voting interests, then the issuer of such voting securities or other voting interests may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person's investment in the limited liability company, or (ii) the current market price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within sixty (60) days after the finding of unsuitability. Until such voting securities or other voting interests are owned by persons found by the Commission to be suitable to own them, (a) the limited liability company shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the limited liability company entitled to vote, and (c) the limited liability company shall not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.

                                   ARTICLE VI

                                    Organizer

     The name and address of the organizer of this limited liability company is Samuel E. Wing, c/o Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, CO 80202.

     IN WITNESS WHEREOF, I have signed these Articles of Organization this 12th day of November, 1996, and I acknowledge the same to be my true act and deed.


                                                       /s/ Samuel E. Wing
                                                       -------------------------
                                                       Organizer, Samuel E. Wing

                                    EXHIBIT B

                     BLACK HAWK/JACOBS ENTERTAINMENT, L.L.C.
                       PROJECTED CAPITAL ACCOUNT BALANCES

                                                         25%
                                        75%      Diversified
                                       BWHK            or BH         Total
                                -----------      -----------   -----------

Cash Contributed Through        $ 1,647,500       $1,647,500   $ 3,295,000
10/25/96

Contribution of Land:
   Millsite 30
   Millsite 31
   Millsite 32                    3,568,234                      3,568,234
   Millsite 34                                     1,080,000     1,080,000

Additional Cash Contributions     9,784,266/1/     2,272,500    12,056,766
                                -----------      -----------   -----------
Total LLC Capital
Contributions                   $15,000,000       $5,000,000   $20,000,000
                                ===========      ===========   ===========

/1/ Black Hawk's additional cash contribution will be funded as follows:
$7,000,000 from Diversified pursuant to the Amended and Restated Purchase Agreement; $750,000 from Messrs. Greenlee, Day & Roark; and $2,034,266 of its own funds.

                        AMENDMENT TO OPERATING AGREEMENT
                    OF BLACK HAWK/JACOBS ENTERTAINMENT, LLC

     THIS AMENDMENT TO OPERATING AGREEMENT (this "Amendment") is made and entered into as of the 22nd day of January, 1997, by and among Black Hawk Gaming & Development Company, Inc., a Colorado corporation ("Black Hawk"), BH Entertainment Ltd., an Ohio limited liability company ("Entertainment"), and Diversified Opportunities Group Ltd., an Ohio limited liability company ("Diversified").

                                R E C I T A L S:

     A. Black Hawk, Entertainment and Diversified are parties to that certain Operating Agreement dated November 12, 1996 (the "Operating Agreement"), with respect to the formation of Black Hawk/Jacobs Entertainment, LLC (the "Company"), Articles of Organization for the Company were filed with the Colorado Secretary of State on November 12, 1996.

     B. Black Hawk, Entertainment and Diversified desire to amend the Operating Agreement in the manner hereinafter set forth.

                                   AGREEMENTS:
                                   ----------

     In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Black Hawk, Entertainment and Diversified hereby agree as follows:

     1. Amendment. The Operating Agreement is hereby amended by the inclusion of
        ---------
the following as new Section 15.19:

          15.19 Management Fee. The Company shall pay to Entertainment
                --------------
          and Black Hawk a management fee (the "Management Fee") in an amount equal to the sum of (x) five percent (5%) of the Adjusted Gross Proceeds (as hereinafter defined) of the Casino (the "Base") plus (y) ten percent (10%) of the Casino's "Net Profits" defined as EBITDA (determined in accordance with generally accepted accounting principles) less interest and agreed upon reserves. The Management Fee based on the Base shall be paid on a monthly basis and the Management Fee based on the Net Profits shall be paid on an annual basis, each at such times as is determined by the Manager. The Management Fee shall be split equally between Entertainment and Black Hawk, except that during the first twelve (12) months of operations after opening the Casino, Black Hawk shall be entitled to 3% of the Base and Entertainment shall be entitled to 2% of the Base. For purposes hereof, Adjusted Gross Proceeds means the Casino's total gambling receipts less jackpots/winnings, less restocking monies for slot machines, plus monies collected from table games and deposited with the cashier.

     2. No Other Modifications. Except as modified herein, all other terms and
        ----------------------
conditions of the Operating Agreement shall remain unaffected and in full force and effect.

     3. Binding Effect: Governing Law. This Amendment shall bind and inure to
        -----------------------------
the benefit of the parties hereto and their respective successors and assigns, and shall be governed by and construed in accordance with the laws of the State of Colorado.

     4. Counterparts. This Amendment may be executed in counterparts, each of
        ------------
which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

                                                BLACK HAWK GAMING &
                                                DEVELOPMENT COMPANY, INC.


                                                BY: /s/ Illegible
                                                    ----------------------------

                                                TITLE: Chairman

                                                BH ENTERTAINMENT LTD.

                                                BY: JACOBS ENTERTAINMENT LTD.
                                                    Its Manager


                                                    By: /s/ Illegible
                                                        ------------------------
                                                    TITLE: Manager/President


                                                DIVERSIFIED OPPORTUNITIES
                                                GROUP LTD.

                                                BY: JACOBS ENTERTAINMENT LTD.
                                                    Its Manager


                                                    By: /s/ Illegible
                                                        ------------------------
                                                    TITLE: Manager/President